Exhibit 99.1

NEWS RELEASE CALIFORNIA WATER SERVICE GROUP

1720 North First St. San Jose, CA 95112	June 27, 2018

Contact: Shannon Dean (408) 367-8243	For Immediate Release

CALIFORNIA WATER SERVICE GROUP ANNOUNCES ELECTION OF SHELLY M. ESQUE TO BOARD OF DIRECTORS

SAN JOSE, Calif.—California Water Service Group (NYSE: CWT) today announced the election of Shelly M. Esque, to the Company’s Board of Directors, effective June 27, 2018.

Prior to her retirement in 2016, Esque, 58, served as Vice President and Global Director of Corporate Affairs at Intel Corporation, overseeing professionals in more than 35 countries responsible for enhancing Intel’s reputation as the world’s leading technology brand and corporate citizen.  She also served as both president and chair of the Intel Foundation.

“Given our commitment to excellence in corporate citizenship, Shelly is an excellent fit on our Board.  She is a dynamic leader in her profession, and I know she will be a valuable asset to our team,” said Chairman Peter C. Nelson.

In her capacity as a leader of Intel’s corporate social responsibility, community, education, foundation, and government relations worldwide, Esque represented Intel at numerous events, including the World Economic Forum, World Bank, UNESCO, and forums promoting women in the workplace.

She received the Greater Phoenix Chamber of Commerce 2011 ATHENA Businesswoman of the Year Award for excellence in business and leadership, exemplary community service, and support and mentorship of other women.  She was also recognized by AZ Business Magazine as one of the 50 Most Influential Women in Arizona.  She is active on many non-profit boards, including Basis Charter Schools, Take the Lead, and the Boyce Thompson Arboretum, among others.

“Enhancing relationships with our customers and communities is key to our Company’s continued success, and I look forward to having someone with Shelly’s expertise on our Board,” said President and Chief Executive Officer Martin A. Kropelnicki.

California Water Service Group is the parent company of California Water Service, Washington Water Service, New Mexico Water Service, and Hawaii Water Service, Inc. Together these companies provide regulated and non-regulated water service to approximately 2 million people in more than 100 California, Washington, New Mexico and Hawaii communities. Group’s common stock trades on the New York Stock Exchange under the symbol “CWT.” Additional information is available online at www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 (“Act”).  The forward-looking statements are intended to qualify under provisions of the federal securities laws for “safe harbor” treatment established by the Act.  Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management’s judgment about the Company, the water utility industry and general economic conditions.  Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements.  The forward-looking statements are not guarantees of future performance.  They are subject to uncertainty and changes in circumstances.  Actual results may vary materially from what is contained in a forward-looking statement.  Factors that may cause a result different than expected or anticipated include, but are not limited to: governmental and regulatory commissions’ decisions; changes in regulatory commissions’ policies and procedures; the timeliness of regulatory commissions’ actions concerning rate relief; new legislation; changes in accounting valuations and estimates; changes in accounting treatment for regulated companies, including adoption of International Financial Reporting Standards, if required; electric power interruptions; increases in suppliers’ prices and the availability of supplies including water and power; fluctuations in interest rates; changes in environmental compliance and water quality requirements; litigation that may result in damages or costs not recoverable from third parties; acquisitions and our ability to successfully integrate acquired companies;  the ability to successfully implement business plans; changes in customer water use patterns; the impact of weather and climate on water sales and operating results; access to sufficient capital on satisfactory terms; civil disturbances or terrorist threats or acts, or apprehension about the possible future occurrences of acts of this type; the involvement of the United States in war or other hostilities; our ability to attract and retain qualified employees; labor relations matters as we negotiate with the unions; federal health care law changes that could result in increases to Company health care costs and additional income tax expenses in future years; changes in federal and state income tax regulations and treatment of such by regulatory commissions; implementation of new information technology systems; changes in operations that result in an impairment to acquisition goodwill; restrictive covenants in or changes to the credit ratings on our current or future debt that could increase our financing costs or affect our ability to borrow, make payments on debt or pay dividends; general economic conditions, including changes in customer growth patterns and our ability to collect billed revenue from customers; and, other risks and unforeseen events.  When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, Quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC).  The Company assumes no obligation to provide public updates of forward-looking statements.

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